Exhibit 10.53

Execution Version

AMENDED AND RESTATED LETTER OF CREDIT CASH

COLLATERAL AGREEMENT

THIS AMENDED AND RESTATED LETTER OF CREDIT CASH COLLATERAL AGREEMENT (this “Agreement”) is made and entered into as of July 19, 2005 by and among BEARINGPOINT, INC., a Delaware corporation (the “Borrower”), the Administrative Agent (defined below), and each of BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“BOA”), JPMORGAN CHASE BANK, N.A., a national banking association organized and existing under the laws of the United States (“JPMCB” and, together with BOA the “Issuing Banks” and individually an “Issuing Bank”), and BOA as Depositary (the “Depositary”) of the LC Account (defined below). All capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Credit Agreement, defined below, notwithstanding the occurrence of the Facility Termination Date.

WITNESSETH:

WHEREAS, the Borrower, Bank of America, N.A. as Administrative Agent (the “Administrative Agent”) and the Lenders party thereto from time to time entered into a Credit Agreement dated as of December 17, 2004, as amended by that certain Amendment No. 1 to Credit Agreement dated as of March 17, 2005, as further amended by that certain Amendment No. 2 to Credit Agreement dated as of March 24, 2005 (the “Credit Agreement”); and

WHEREAS, there are currently outstanding under the Credit Agreement the Letters of Credit listed on Schedule I hereto, having an aggregate undrawn Dollar Equivalent amount (as of the last Revaluation Date) of $81,341,869.99 (the “Letters of Credit”; the aggregate undrawn Dollar Equivalent amount of the Letters of Credit from time to time is referred to as the “Aggregate Available Amount”); and

WHEREAS, in connection with the termination of the Aggregate Commitments and the occurrence of the Facility Termination Date under the Credit Agreement, the Borrower, the Administrative Agent, the Depositary and the Issuing Banks are parties to that certain Letter of Credit Cash Collateral Agreement dated as of April 26, 2005 (the “Existing LC Cash Collateral Agreement”) pursuant to which the Issuing Banks have required the Borrower to deliver immediately available funds to the Administrative Agent for deposit into a non-interest bearing cash collateral deposit account under the sole and exclusive control of, and in the name of, the Administrative Agent on behalf of itself and the Issuing Banks (the “LC Account”; fully collected funds on deposit from time to time in the LC Account are referred to as the “LC Cash Collateral”), as collateral security for (i) the payment of Letter of Credit Fees and certain other fees and charges as herein provided, and (ii) the payment and satisfaction of all other obligations and liabilities of the Borrower now owing or hereafter arising in favor of the Administrative Agent or either of the Issuing Banks in connection with the Letters of Credit or other provisions of the Loan Documents that survive (or continue notwithstanding the occurrence of) the Facility Termination Date; and

WHEREAS, the Borrower, the Administrative Agent, the Depositary and the Issuing Banks desire to amend and restate the Existing LC Cash Collateral Agreement in its entirety on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants contained herein, the parties hereto agree as follows:

1. Amendment and Restatement. The Borrower, the Administrative Agent and the Issuing Banks hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing LC Cash Collateral Agreement shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing LC Cash Collateral Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.

2. LC Account; Cash Collateralization of Letter of Credit.

(a) Account Creation and Control. The Administrative Agent has established with the Depositary, and the Depositary shall maintain until instructed to the contrary by the Administrative Agent, the LC Account for the benefit of the Administrative Agent and the Issuing Banks and under the sole dominion and control of the Administrative Agent. The LC Account shall be a non-interest bearing cash collateral deposit account designated as BearingPoint, Inc. (Cash Collateral Account), Account No.                         . Without limiting the foregoing, the parties hereto agree that the Depositary will comply with all instructions originated by the Administrative Agent directing the disposition of funds now or hereafter in the LC Account without further consent of the Borrower or any other Person, and that the Depositary will not honor any instructions with respect to the LC Account other than those of the Administrative Agent. The Borrower hereby grants to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing.

Payment into the LC Account hereunder should be made to Bank of America, N.A. by a wire transfer of immediately available funds directed as follows:

Bank of America, N.A. Concord, CA ABA# 121000358 Account No.:

(b) Initial Deposit. As of the date hereof, LC Cash Collateral in the initial amount equal $5,000,000 has been deposited into the LC Account in accordance with this Agreement, such LC Cash Collateral to be used for the payment of Letter of Credit Fees and fronting and other fees and the payment and satisfaction of all other obligations and liabilities of the Borrower now owing or hereafter arising in favor of the Administrative Agent or either of the Issuing Banks in connection with the Letters of Credit.

(c) Payment of Letter of Credit Fee and Fronting Fees. Notwithstanding anything contained in the Credit Agreement to the contrary, and notwithstanding the occurrence of the Facility Termination Date, the Letter of Credit Fee in respect of each Letter of Credit provided for in Section 2.03(i) of the Credit Agreement and all the fees and charges payable under Section 2.03(j) of the Credit Agreement shall each be and remain payable hereunder in respect of the outstanding Letters of Credit, except that (i) the “Applicable Rate” shall be 3.50% at all times, (ii) the Letter of Credit Fees and fronting and other fees and charges shall be due and payable in full in arrears (x) on the last Business Day of each calendar month and (y) on the date when the Aggregate Available Amount shall have been reduced to $0 and no unpaid reimbursement obligations in respect of Letters of Credit shall exist, and (iii) not later than the third (3rd) Business Day after each date that Letter of Credit Fees and fronting and other fees and charges are due and payable hereunder, the Administrative Agent, prior to making any demand on the Borrower for payment of the same, and whether or not advance notice thereof shall have been given to the Borrower, shall withdraw from the LC Account sufficient funds (to the extent then available therein) for the payment of the same and shall promptly distribute such (x) Letter of Credit Fee amounts to the Lenders in accordance with their Applicable Percentages and (y) amount of fronting and other fees and charges as appropriate under Section 2.03(j) of the Credit Agreement; provided that the Administrative Agent shall be under no obligation to withdraw or disburse funds in respect of fees and charges payable under Section 2.03(j) of the Credit Agreement unless the applicable Issuing Bank shall have provided the Administrative Agent with timely notice of the applicable amounts due and owing to it. Such Letter of Credit Fees and fronting and other fees and charges shall continue to be computed in the manner provided in Section 2.10 of the Credit Agreement. In the event the Borrower incurs or agrees to pay in connection with other senior credit financing provided by a syndicate of lenders for which UBS AG, Stamford Branch is the administrative agent (the “UBS Credit Agreement”) either a drawn spread over the Eurocurrency Rate (or similar LIBOR-based rate) or a fee substantially similar to the Letter of Credit Fee (the “UBS Spread”), or in the event the Borrower enters into any other senior credit financing, or is issued a letter of credit, after the date hereof, and incurs or agrees to pay in connection therewith either a drawn spread over the Eurocurrency Rate (or similar LIBOR-based rate) or a fee substantially similar to the Letter of Credit Fee (the “New Spread”), then the Applicable Rate, commencing with the effective date of such financing or the issue date of such letter of credit, shall be the greater of (i) such rate as determined in this Section l(c) above and (ii) the UBS Spread or New Spread, as applicable and in effect from time to time, plus 50 basis points.

(d) Drawings Under Letters of Credit. Upon a drawing under a Letter of Credit, the Issuing Bank shall give notice thereof (and of the date on which it intends to honor such drawing (the “Honor Date”)) to the Administrative Agent and, promptly upon receipt of such notice (and if practicable no later than the Honor Date), the Administrative Agent shall draw on (to the extent sufficient funds are available thereunder) the letter of credit issued by UBS AG, Stamford Branch on behalf of the Borrower in an amount equal to 105% of the Aggregate Available Amount as of the date hereof (the “UBS Issued Letter of Credit”) for the reimbursement of the applicable

Issuing Bank and pay such funds to the applicable Issuing Bank in reimbursement for such drawing.

3. Fees and Expenses. The Borrower agrees to pay (a) all fees and expenses pertaining to the creation, maintenance and administration of the LC Account, and (b) promptly to the Administrative Agent all the costs and expenses, including reasonable attorneys fees and expenses, which any Issuing Bank may incur in connection with (i) the custody or preservation of the LC Cash Collateral, (ii) the exercise or enforcement of any of the rights of the Administrative Agent and any Issuing Bank hereunder, or (iii) the failure by the Borrower to perform or observe any of the provisions hereof.

4. Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a) receipt by the Administrative Agent of original counterparts of this Agreement, duly executed by the Borrower, each Issuing Bank and the Administrative Agent;

(b) the UBS Issued Letter of Credit shall have been received by the Administrative Agent;

(c) receipt by the Administrative Agent of a certificate of a Responsible Officer of the Borrower certifying that, prior to the date hereof or substantially simultaneously with the consummation of this Agreement, the Borrower has consummated or is consummating the UBS Credit Agreement; and

(d) such other documents, instruments and certificates as reasonably requested by the Administrative Agent.

Upon satisfaction of the conditions set forth in this Section 4, this Agreement shall be effective as of the date hereof.

5. Entire Agreement. This Agreement and the Payoff Letter dated as of July 19, 2005 (collectively, the “Relevant Documents”) set forth the entire understanding and agreement of BOA and JPMCB with the Borrower in relation to the subject matter hereof and supersedes any and all prior negotiations and agreements relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.

6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery

7. Governing Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows.]

IN WITNESS WHEREOF, the Borrower, the Administrative Agent, the Depositary and the Issuing Banks have caused this Amended and Restated Letter of Credit Cash Collateral Agreement to be duly executed and delivered by their respective officers thereonto duly authorized as of the date first above written.

BEARINGPOINT, INC.,
as Borrower

By:	/s/ Patrick H. Kinzler
Name:	Patrick H. Kinzler
Title:	Treasurer

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Mollie S. Canup
Name:	Mollie S. Canup
Title:	Vice President

BANK OF AMERICA, N.A.,
as a Lender and an Issuing Bank

By:	/s/ John E. Williams
Name:	John E. Williams
Title:	Senior Vice President

BANK OF AMERICA, N.A.,
as Depositary

By:	/s/ John E. Williams
Name:	John E. Williams
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender and an Issuing Bank

By:	/s/ D. Scott Farquhar
Name:	D. Scott Farquhar
Title:	Vice President